UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2007

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.	3

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.	3

SIGNATURES		4

EXHIBIT INDEX		5

EXHIBIT 2.1	ASSET PURCHASE AGREEMENT, DATED JULY 22, 2007, BY AND AMONG MISYS HOSPITAL SYSTEMS, INC., MISYS PLC, QUADCOPPER, LLC AND QUADRAMED CORPORATION. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

EXHIBIT 99.1	QUADRAMED CORPORATION PRESS RELEASE, DATED JULY 22, 2007.

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 22, 2007, QuadraMed Corporation (the “Company”) entered into an asset purchase agreement (the “Agreement”) by and among Misys Hospital Systems, Inc., a Pennsylvania corporation and indirect wholly-owned subsidiary of Misys plc (“Seller”), Misys plc, a company organized under the laws of the United Kingdom (“Seller Parent”), QuadCopper, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Acquisition Subsidiary”) and the Company for the Acquisition Subsidiary’s purchase of the Misys Computerized Patient Record (“CPR”) assets and related business in the United States, Canada, United Kingdom and Saudi Arabia (the “CPR Business”).

At closing, which is subject to customary conditions, Seller will transfer all right, title and interest in the CPR Business, excluding certain scheduled assets, to the Acquisition Subsidiary in exchange for the purchase price of $33 million in cash, plus the assumption of specified obligations, subject to certain adjustments.

The parties have agreed to customary representations and warranties, covenants, noncompetition provisions, no shop provisions, termination fees and indemnification obligations. Seller Parent and the Company have guaranteed Seller’s and Buyer’s obligations, respectively, under the Agreement.

The description of the Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference hereto in response to this Item 1.01. Further, on July 22, 2007, the Company issued a press release announcing the Company’s entry into the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference in response to this Item 1.01.

The Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about any of the parties thereto. The Agreement contains representations and warranties that each of the parties made to the others. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 2.1	Asset Purchase Agreement, dated July 22, 2007, by and among Misys Hospital Systems, Inc., Misys plc, QuadCopper, LLC, and QuadraMed Corporation. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Exhibit 99.1	QuadraMed Corporation Press Release, dated July 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2007

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated July 22, 2007, by and among Misys Hospital Systems, Inc., Misys plc, QuadCopper, LLC, and QuadraMed Corporation. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	QuadraMed Corporation Press Release, dated July 22, 2007.

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